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                                                                    Exhibit 21.1


                          SUBSIDIARIES OF THE COMPANY

SUBSIDIARIES:

Network Appliance Ltd. (U.K.)
Network Appliance SARL (France)
Network Appliance Srl. (Italy)
Network Appliance GmbH (Germany)
Network Appliance FSC Incorporated
Network Appliance KK (Japan)
Network Appliance Ltd. (Ireland)
Network Appliance GmbH (Switzerland)
Network Appliance BV (Netherlands)
Network Appliance GesmbH (Austria)
Network Appliance SL (Spain)
Network Appliance Global Ltd. (Bermuda)
Network Appliance Denmark ApS
Network Appliance (Australia) Pty Ltd
Network Appliance Mexico S de RL de CV